EXHIBIT 5

April 12, 2007

CNL Income Properties, Inc.

450 South Orange Avenue

Orlando, FL 32801

Re:	CNL Income Properties, Inc.
Post-Effective Amendment No. 6 to
Registration Statement on Form S-11 (File No. 333-128662)

Ladies and Gentlemen:

We have acted as counsel to CNL Income Properties, Inc., a Maryland corporation (the “Company”), in connection with Post-Effective Amendment No. 6 to Registration Statement on Form S-11 (File No. 333-128662), as amended (as so amended, the “Registration Statement”), relating to the proposed offer and sale of up to 200,000,000 shares of the Company’s common stock, $.01 par value (“Common Stock”), by the Company.

In connection with rendering the opinion set forth in this letter, we have examined and relied upon the Registration Statement, the Company’s Amended and Restated Articles of Incorporation, the Bylaws of the Company as in effect on the date of this opinion, resolutions of the Board of Directors of the Company and the originals or copies of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

The opinion set forth herein is subject to the following qualifications, which are in addition to any other qualifications contained herein:

(i) We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

(ii) The opinion set forth herein is based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinion would not be different after

CNL Income Properties, Inc.

April 12, 2007

any change in any of the foregoing occurring after the date hereof.

(iii) We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

(iv) We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

(v) The Opinion expressed herein concerns only the internal laws of the State of Maryland as currently in effect. We note that we express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

(vi) We note that we are members of the Bar of the District of Columbia. Though certain members of this firm are admitted in other jurisdictions, insofar as this opinion involves the laws of the State of Maryland, our opinion is based solely upon our reading of the Maryland REIT Law, as defined in Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, the applicable provisions of the Constitution of the State of Maryland and reported judicial decisions interpreting the Maryland REIT Law and such Constitution, and we have made no investigation as to, and express no opinion concerning any other laws.

Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the 200,000,000 shares of Common Stock, when issued and sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable under the Maryland General Corporation Law as in effect on this date.

This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

CNL Income Properties, Inc.

April 12, 2007

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ ARNOLD & PORTER LLP